Exhibit 99.1

Contact:	Michael R. Kourey, CFO
Polycom, Inc.
925-924-5742
mkourey@polycom.com

POLYCOM REPORTS SECOND QUARTER EARNINGS

Revenues of $165.0M;

Year-Over-Year Revenue Growth of 16 Percent

PLEASANTON, Calif. – July 19, 2006 – Polycom, Inc. (NASDAQ: PLCM), the world’s leading provider of unified collaborative communications solutions, today reported its earnings for the second quarter ended June 30, 2006.

Second quarter 2006 consolidated net revenues were $165.0 million, compared to $142.7 million for the second quarter of 2005. Non-GAAP net income in the second quarter of 2006 was $21.9 million, or 24 cents per diluted share. This compares to Non-GAAP net income of $17.8 million, or 18 cents per diluted share, for the second quarter of 2005. Non-GAAP financial measures exclude stock-based compensation expense, the effect of stock-based compensation expense on warranty rates, acquisition-related costs, purchased in-process research and development costs, amortization and impairment of purchased intangibles, restructuring costs, litigation reserves and payments, gain (loss) on strategic investments, income tax effect of the preceding adjustments, income (loss) from discontinued operations, net of taxes, and gain from sale of discontinued operations, net of taxes.

GAAP net income for the second quarter of 2006 was $15.0 million, or 17 cents per diluted share. GAAP net income for the second quarter of 2006 includes stock-based compensation expense related to the implementation of Statement of Financial Accounting Standard (SFAS) 123R in fiscal 2006 of $4.1 million, net of tax, or 5 cents per diluted share. GAAP net income for the second quarter of 2005 was $20.0 million, or 20 cents per diluted share. GAAP net income prior to fiscal 2006 did not include stock-based compensation expense. Including the pro forma stock-based compensation expense previously disclosed in Polycom’s financial statement footnotes, GAAP net income for the second quarter of 2005 would have been $14.4 million or 15 cents per diluted share.

For the six months ended June 30, 2006, net revenues were $322.7 million, compared to $280.2 million for the first six months of 2005. Non-GAAP net income for the period was $41.7 million, or 47 cents per diluted share, compared to $35.4 million, or 36 cents per diluted share for the first six months of 2005. GAAP net income for the six months ended June 30, 2006 was $29.0 million, or 32 cents per diluted share, compared to GAAP net income of $36.4 million, or 37 cents per diluted share, for the same period last year. GAAP net income for six months ended June 30, 2006 includes stock-based compensation expense related to the implementation of Statement of Financial Accounting Standard (SFAS) 123R in fiscal 2006 of $7.6 million, net of tax, or 9 cents per diluted share. Including the pro forma stock-based compensation expense previously disclosed in Polycom’s financial statement footnotes, GAAP net income for the six months ended June 30, 2005 would have been $25.5 million or 26 cents per diluted share.

The reconciliation of the GAAP statement of operations amounts to the respective Non-GAAP figures, for the three and six months ended June 30, 2006 and 2005, is set forth at the end of this press release.

On a product line basis, consolidated net revenues for the second quarter of 2006 were comprised of 54 percent video communications, or $89.0 million; 28 percent voice communications, or $45.8 million; and

18 percent network systems, or $30.2 million. This compares to the second quarter of 2005, in which consolidated net revenues were comprised of 52 percent video communications, or $74.8 million; 25 percent voice communications, or $35.0 million; and 23 percent network systems, or $32.9 million.

“Voice and video over IP drove our growth again in the second quarter,” said Robert Hagerty, president and CEO. “In fact, voice revenues grew 31 percent and video revenues grew by 19 percent year-over-year. The increasing growth rate for video began in Q4 of 2005 and has continued to build through our second quarter of 2006. This IP driver is enabling adoption of Polycom’s voice and video communications solutions at unprecedented levels.”

Hagerty continued, “During the second quarter, we announced significant advancements with our partners. For instance, we announced Cisco Skinny Client Control Protocol (SCCP) video products. We announced our new Communicator for wideband voice over IP with Skype. Finally, we announced support for the 2007 launch of Microsoft’s Unified Communications platform with Polycom VoIP endpoints. These integrated solutions augment our positions with many of the other leading call and presence-based architectures, such as Alcatel, Avaya, Nortel, and others.”

“In addition to these partnership advancements, Polycom launched several other new products at our Global Partners Conference in May. At this conference, with over 600 attendees, we unveiled our new immersive video solution, RealPresence™ Experience, or RPX™. We also announced the ReadiStreaming Server, or RSS™, which is the first recording, streaming, and archiving solution for high definition (HD) multimedia conferences. In addition, we launched a new, blue tooth VoiceStation® and several other new products. Finally, we demonstrated our high-definition video conferencing solution, scheduled for general availability later this year. Our new product development engine is delivering a whole host of new products to fulfill the demand for Polycom’s industry-leading, IP-based unified collaborative communications solutions.”

“Polycom’s year-over-year revenue growth increased to 16 percent in the second quarter,” said Michael Kourey, senior vice president, finance and administration, and CFO. “With the resulting revenues of $165.0 million and strong gross and operating margins, Polycom generated $38.6 million in positive operating cash flow. Underpinning these excellent results was a 50 percent growth in backlog and a 46 percent growth in deferred revenues over Q2 of 2005. Backlog also grew 5 percent sequentially and deferred revenues grew 4 percent sequentially.”

About Polycom

Polycom, Inc. is the worldwide leader in unified collaborative communications (UCC) that maximize the efficiency and productivity of people and organizations by integrating the broadest array of video, voice, data and Web solutions to deliver the ultimate communications experience. Polycom’s high quality, standards-based conferencing and collaboration solutions are easy to deploy and manage, as well as intuitive to use. Supported by an open architecture, they integrate seamlessly with leading telephony and presence-based networks. With its market driving technologies, best-in-class products, alliance partnerships, and world-class service, Polycom is the smart choice for organizations seeking proven solutions and a competitive advantage in real-time communications and collaboration. For additional information call 1-800-POLYCOM (765-9266) or +1-408-526-9000, or visit the Polycom website at www.polycom.com.

This release contains forward-looking statements, within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, regarding future events, future demand for our products, and the future performance of the Company, including statements regarding voice and video over IP adoption as a driver for the Company’s business. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the impact of competition on our product sales and for our customers and partners, potential fluctuations in results and future growth rates, the market acceptance of Polycom’s products, such as voice and video over IP products, and changing market demands, possible delays in the development, availability and shipment of new products, increasing costs and differing uses of capital, challenges associated with integrating acquired companies, changes in key personnel, the impact of global conflicts such as those in the Middle East, and risks associated with changes in general economic conditions. Many of these risks and uncertainties are discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, and in other reports filed by Polycom with the SEC. Polycom disclaims any intent or obligations to update these forward-looking statements.

As has been noted on the Company’s web site since July 11, 2006, Polycom will hold a conference call today, July 19, 2006, at 5:00 p.m. ET/2:00 p.m. PT to discuss its second quarter earnings. Robert Hagerty, chairman, president and CEO, and Michael Kourey, chief financial officer, will host the conference. You may participate by viewing the webcast at www.polycom.com or, for callers in the US and Canada, by calling 888-214-7570; and for callers outside of the US and Canada, by calling 415-537-1857, with the pass code being Polycom. A replay of the call will also be available at www.polycom.com or, for callers in the US and Canada, at 800-633-8284; and for callers outside of the US and Canada, at 402-977-9140. The access number for the replay is 21298472. A replay of the call will also be maintained on our website at www.polycom.com under Investor Relations – Archived Conference Calls for twelve months.

Polycom reserves the right to modify future product plans at any time. Products and/or related specifications referenced in this press release are not guaranteed, and will be delivered on a when and if available basis.

Polycom, the Polycom logo, and VoiceStation are registered trademarks and RealPresence, RPX, and RSS are trademarks in the U.S. and various countries. All other trademarks are the property of their respective owners. ©2006, Polycom, Inc. All rights reserved.

POLYCOM, INC.

Non-GAAP Condensed Consolidated Statements of Operations

Excluding Stock-based compensation expense, Effect of Stock-based compensation expense on warranty rates, Acquisition-related costs, Purchased in-process research and development costs, Amortization and impairment of purchased intangibles, Restructuring costs, Litigation reserves and payments, Gain (loss) on strategic investments, Income tax effect of the preceding adjustments, Income (loss) from discontinued operations, net of taxes, and Gain from sale of discontinued operations, net of taxes

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2006	June 30, 2005	June 30, 2006	June 30, 2005
Revenues:
Product revenues	$144,841	$125,798	$283,509	$247,915
Service revenues	20,114	16,887	39,159	32,288

Total revenues	164,955	142,685	322,668	280,203

Cost of revenues:
Cost of product revenues	51,898	43,586	102,004	84,968
Cost of service revenues	10,455	10,066	20,086	19,691

Total cost of revenues	62,353	53,652	122,090	104,659

Gross profit	102,602	89,033	200,578	175,544

Operating expenses:
Sales and marketing	40,152	36,012	78,887	70,227
Research and development	26,784	22,615	52,541	44,457
General and administrative	9,925	9,377	18,859	18,368

Total operating expenses	76,861	68,004	150,287	133,052

Operating income	25,741	21,029	50,291	42,492

Interest income, net	4,608	3,154	8,526	5,898
Other income, net	870	191	734	132

Income before provision for income taxes	31,219	24,374	59,551	48,522
Provision for income taxes	9,365	6,581	17,865	13,101

Non-GAAP net income	$21,854	$17,793	$41,686	$35,421

Basic net income per share	$0.25	$0.18	$0.47	$0.36

Diluted net income per share	$0.24	$0.18	$0.47	$0.36

Weighted average shares outstanding for basic net income per share	87,829	97,243	87,953	97,962

Weighted average shares outstanding for diluted net income per share	89,761	98,484	89,553	99,326

Use of Non-GAAP Financial Information

To supplement our consolidated financial statements presented on a GAAP basis, Polycom uses non-GAAP measures of operating results, net income and income per share, which are adjusted to exclude certain costs, expenses, gains and losses we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of Polycom’s underlying operational results and trends and our marketplace performance. For example, the non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results and are excluded by management for purposes of internal budgets and making operational decisions. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or diluted net income per share prepared in accordance with generally accepted accounting principles in the United States.

POLYCOM, INC.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2006	June 30, 2005	June 30, 2006	June 30, 2005
Revenues:
Product revenues	$144,841	$125,798	$283,509	$247,915
Service revenues	20,114	16,887	39,159	32,288

Total revenues	164,955	142,685	322,668	280,203

Cost of revenues:
Cost of product revenues (includes stock-based compensation expense under SFAS 123R of $401 and $749 for the three and six months ended June 30, 2006, respectively, and $0 for the three and six months ended June 30, 2005)	52,495	43,586	102,949	84,968
Cost of service revenues (includes stock-based compensation expense under SFAS 123R of $477 and $881 for the three and six months ended June 30, 2006, respectively, and $0 for the three and six months ended June 30, 2005)	10,932	10,066	20,967	19,691

Total cost of revenues	63,427	53,652	123,916	104,659

Gross profit	101,528	89,033	198,752	175,544

Operating expenses:
Sales and marketing (includes stock-based compensation expense under SFAS 123R of $1,785 and $3,225 for the three and six months ended June 30, 2006, respectively, and $0 for the three and six months ended June 30, 2005)	41,937	36,012	82,112	70,227
Research and development (includes stock-based compensation expense under SFAS 123R of $1,973 and $3,739 for the three and six months ended June 30, 2006, respectively, and $0 for the three and six months ended June 30, 2005)	28,757	22,615	56,280	44,457
General and administrative (includes stock-based compensation expense under SFAS 123R of $1,697 and $2,940 for the three and six months ended June 30, 2006, respectively, and $0 for the three and six months ended June 30, 2005)	11,622	9,377	21,799	18,368
Acquisition-related costs	40	62	85	128
Amortization of purchased intangibles	1,601	1,715	3,189	3,522
Restructuring costs	—	(10)	555	(10)
Litigation reserves and payments	—	(65)	—	(93)

Total operating expenses	83,957	69,706	164,020	136,599

Operating income	17,571	19,327	34,732	38,945

Interest income, net	4,608	3,154	8,526	5,898
Gain on strategic investments	—	4,515	—	4,510
Other income, net	870	191	734	132

Income from continuing operations before provision for income taxes	23,049	27,187	43,992	49,485
Provision for income taxes	8,046	7,322	14,957	13,327

Income from continuing operations	15,003	19,865	29,035	36,158
Gain from sale of discontinued operations, net of taxes	—	127	—	232

Net income	$15,003	$19,992	$29,035	$36,390

Basic net income per share:
Income per share from continuing operations	$0.17	$0.21	$0.33	$0.37
Gain per share from sale of discontinued operations, net	—	—	—	—

Basic net income per share	$0.17	$0.21	$0.33	$0.37

Diluted net income per share:
Income per share from continuing operations	$0.17	$0.20	$0.32	$0.37
Gain per share from sale of discontinued operations, net	—	—	—	—

Diluted net income per share	$0.17	$0.20	$0.32	$0.37

Weighted average shares outstanding for basic net income per share	87,829	97,243	87,953	97,962

Weighted average shares outstanding for diluted net income per share	89,761	98,484	89,553	99,326

POLYCOM, INC.

GAAP to Non-GAAP Reconciliation

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended				Six Months Ended
	June 30, 2006				June 30, 2006
	GAAP	Excluded		Non-GAAP	GAAP	Excluded		Non-GAAP
Revenues:
Product revenues	$144,841	$—		$144,841	$283,509	$—		$283,509
Service revenues	20,114	—		20,114	39,159	—		39,159

Total revenues	164,955	—		164,955	322,668	—		322,668

Cost of revenues:
Cost of product revenues	52,495	597	(a)(b)	51,898	102,949	945	(a)(b)	102,004
Cost of service revenues	10,932	477	(a)	10,455	20,967	881	(a)	20,086

Total cost of revenues	63,427	1,074		62,353	123,916	1,826		122,090

Gross profit	101,528	(1,074)		102,602	198,752	(1,826)		200,578

Operating expenses:
Sales and marketing	41,937	1,785	(a)	40,152	82,112	3,225	(a)	78,887
Research and development	28,757	1,973	(a)	26,784	56,280	3,739	(a)	52,541
General and administrative	11,622	1,697	(a)	9,925	21,799	2,940	(a)	18,859
Acquisition-related costs	40	40		—	85	85		—
Amortization of purchased intangibles	1,601	1,601		—	3,189	3,189		—
Restructuring costs	—	—		—	555	555		—

Total operating expenses	83,957	7,096		76,861	164,020	13,733		150,287

Operating income	17,571	(8,170)		25,741	34,732	(15,559)		50,291

Interest income, net	4,608	—		4,608	8,526	—		8,526
Other income, net	870	—		870	734	—		734

Income from continuing operations before provision for income taxes	23,049	(8,170)		31,219	43,992	(15,559)		59,551
Provision for income taxes	8,046	(1,319)		9,365	14,957	(2,908)		17,865

Net income	$15,003	$(6,851)		$21,854	$29,035	$(12,651)		$41,686

Basic net income per share	$0.17	$(0.08)		$0.25	$0.33	$(0.14)		$0.47

Diluted net income per share	$0.17	$(0.07)		$0.24	$0.32	$(0.15)		$0.47

Weighted average shares outstanding for basic net income per share	87,829			87,829	87,953			87,953

Weighted average shares outstanding for diluted net income per share	89,761			89,761	89,553			89,553

(a)	Excluded amount represents stock-based compensation expense recorded in accordance with SFAS 123R, “Share-Based Payment” during the period.
(b)	Excluded amount includes $196 related to the affect of stock-based compensation on warranty expense rates.

POLYCOM, INC.

GAAP to Non-GAAP Reconciliation

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2005			June 30, 2005
	GAAP	Excluded	Non-GAAP	GAAP	Excluded	Non-GAAP
Revenues:
Product revenues	$125,798	$—	$125,798	$247,915	$—	$247,915
Service revenues	16,887	—	16,887	32,288	—	32,288

Total revenues	142,685	—	142,685	280,203	—	280,203

Cost of revenues:
Cost of product revenues	43,586	—	43,586	84,968	—	84,968
Cost of service revenues	10,066	—	10,066	19,691	—	19,691

Total cost of revenues	53,652	—	53,652	104,659	—	104,659

Gross profit	89,033	—	89,033	175,544	—	175,544

Operating expenses:
Sales and marketing	36,012	—	36,012	70,227	—	70,227
Research and development	22,615	—	22,615	44,457	—	44,457
General and administrative	9,377	—	9,377	18,368	—	18,368
Acquisition-related costs	62	62	—	128	128	—
Amortization of purchased intangibles	1,715	1,715	—	3,522	3,522	—
Restructuring costs	(10)	(10)	—	(10)	(10)	—
Litigation reserves and payments	(65)	(65)	—	(93)	(93)	—

Total operating expenses	69,706	1,702	68,004	136,599	3,547	133,052

Operating income	19,327	(1,702)	21,029	38,945	(3,547)	42,492

Interest income, net	3,154	—	3,154	5,898	—	5,898
Gain on strategic investments	4,515	4,515	—	4,510	4,510	—
Other income, net	191	—	191	132	—	132

Income from continuing operations before provision for income taxes	27,187	2,813	24,374	49,485	963	48,522
Provision for income taxes	7,322	741	6,581	13,327	226	13,101

Income from continuing operations	19,865	2,072	17,793	36,158	737	35,421

Gain from sale of discontinued operations, net of taxes	127	127	—	232	232	—

Net income	$19,992	$2,199	$17,793	$36,390	$969	$35,421

Basic net income per share:
Income per share from continuing operations	$0.21	$0.03	$0.18	$0.37	$0.01	$0.36
Gain per share from sale of discontinued operations, net	—	—	—	—	—	—

Basic net income per share	$0.21	$0.03	$0.18	$0.37	$0.01	$0.36

Diluted net income per share:
Income per share from continuing operations	$0.20	$0.02	$0.18	$0.37	$0.01	$0.36
Gain per share from sale of discontinued operations, net	—	—	—	—	—	—

Diluted net income per share	$0.20	$0.02	$0.18	$0.37	$0.01	$0.36

Weighted average shares outstanding for basic net income per share	97,243		97,243	97,962		97,962

Weighted average shares outstanding for diluted net income per share	98,484		98,484	99,326		99,326

POLYCOM, INC.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	June 30, 2006	December 31, 2005
ASSETS
Current assets
Cash and cash equivalents	$197,778	$189,271
Investments	200,247	88,191
Trade receivables, net	77,949	69,419
Inventories	42,140	45,782
Deferred taxes	31,407	31,407
Prepaid expenses and other current assets	15,365	13,668

Total current assets	564,886	437,738

Property and equipment, net	36,205	35,293
Long-term investments	89,394	182,942
Goodwill	358,976	359,071
Purchased intangibles, net	17,161	20,332
Deferred taxes	16,985	17,070
Other assets	19,490	18,954

Total assets	$1,103,097	$1,071,400

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$47,193	$46,882
Accrued payroll and related liabilities	18,692	13,092
Taxes payable	62,840	60,784
Deferred revenue	44,724	37,908
Other accrued liabilities	33,347	32,832

Total current liabilities	206,796	191,498

Long-term deferred revenue	15,310	12,915
Other long-term liabilities	9,907	10,118

Total liabilities	232,013	214,531

Stockholders’ equity	871,084	856,869

Total liabilities and stockholders’ equity	$1,103,097	$1,071,400

POLYCOM, INC.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Six Months Ended
	June 30, 2006	June 30, 2005
Cash flows from operating activities:
Net income	$29,035	$36,390
Adjustments:
Gain from sale of discontinued operations, net of taxes	—	(232)
Depreciation and amortization	10,337	10,176
Amortization of purchased intangibles	3,189	3,522
Provision for doubtful accounts	59	—
Provision for benefit from excess and obsolete inventories	(92)	(830)
Non-cash stock based compensation	11,534	—
Excess tax benefits from stock-based compensation	(2,273)	—
Gain on strategic investments	—	(4,510)
Amortization of unearned stock-based compensation	—	35
Loss on disposals of property and equipment	85	92

Changes in assets and liabilities, net of the effect of acquisitions:
Trade receivables	(8,605)	(2,312)
Inventories	3,719	(7,926)
Prepaid expenses and other assets	(2,110)	920
Accounts payable	311	(9,115)
Taxes payable	4,228	11,152
Other accrued liabilities	15,304	3,587

Net cash provided by operating activities	64,721	40,949

Cash flows from investing activities:
Purchase of property and equipment	(10,443)	(9,221)
Purchases of investments	(364,042)	(184,090)
Proceeds from sale and maturity of investments	344,933	231,294
Proceeds from sale of discontinued operations	—	365
Net cash paid in purchase acquisitions	—	69

Net cash provided by (used in) investing activities	(29,552)	38,417

Cash flows from financing activities:
Proceeds from issuance of common stock under employee option and stock purchase plans	23,470	5,429
Repurchase of common stock	(52,405)	(49,992)
Excess tax benefits from stock-based compensation	2,273	—

Net cash used in financing activities	(26,662)	(44,563)

Net increase in cash and cash equivalents	8,507	34,803
Cash and cash equivalents, beginning of period	189,271	96,331

Cash and cash equivalents, end of period	$197,778	$131,134